UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2016

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

On October 27, 2016, the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (the “Company”) approved the Company’s Amended and Restated Cash Deferral Plan (the “Restated Plan”), which amends and restates the Company’s Cash Deferral Plan (the “Legacy Plan”). The Restated Plan will be effective as of November 1, 2016. Compared to the Legacy Plan, the Restated Plan, among other things, removes certain limitations on the number of deemed investment elections that participants are allowed to make in any given period. In connection with the changes to the plan, the Company has also established a revocable rabbi trust for use as a funding vehicle to help satisfy the Company’s liabilities under the Restated Plan. The Board has selected Fidelity Management Trust Company as the authorized service provider for the Restated Plan and as custodian for the Company’s rabbi trust.

The foregoing summary of the Restated Plan is qualified in its entirety by reference to the Restated Plan, which is included as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: October 28, 2016	By:	/s/ Ellen S. Rosenberg
Ellen S. Rosenberg
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Cash Deferral Plan, dated November 1, 2016